                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           Filed by the Registrant [x]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

[ ] Preliminary Proxy Statement             [ ] Confidential, for Use of the Commission
                                            Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          BRANTLEY CAPITAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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


         (5) Total fee paid:

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         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

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         (2) Form, schedule or registration statement no.:

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         (3) Filing party:

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         (4) Date filed:

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                                       2

FOR IMMEDIATE RELEASE


                       BRANTLEY CAPITAL CORPORATION FILES
                           PRELIMINARY PROXY STATEMENT

CLEVELAND, JUNE 28, 2002 - Brantley Capital Corporation (Nasdaq: BBDC) today announced that it has filed its preliminary proxy statement with the Securities and Exchange Commission (SEC). Upon receiving SEC clearance, the definitive proxy statement will be mailed to shareholders of record as of June 28, 2002, in anticipation of the Company's August 8, 2002 Annual Meeting of Stockholders. At the Annual Meeting, stockholders will be asked to elect two Directors and ratify the election of KPMG LLP as the Company's independent public accountants. A dissident stockholder and director of the Company, Phillip Goldstein, has announced his intention to commence a proxy contest in opposition to the Board of Directors.

Robert P. Pinkas, Chairman and Chief Executive Officer of Brantley Capital Corporation, said, "Brantley's Board of Directors strongly believes that our two director nominees, James P. Oliver and Benjamin F. Bryan, are highly qualified to execute Brantley's strategy and business plan. Our director nominees have considerable experience with Brantley Capital and are fully committed to actively assisting Brantley to help ensure the Company's long-term success. Mr. Goldstein is attempting to stack the Board with his hand-picked nominees and we believe that he has no interest in creating long-term value for all of Brantley's stockholders. Mr. Goldstein's proposal to liquidate our Company is naive and once again demonstrates his lack of understanding of the fundamentals of Brantley's business model. Liquidation is not a viable option for the Company."

In its preliminary proxy statement Brantley Capital makes the following points:

        - MR. GOLDSTEIN AND HIS COLLEAGUES ATTEMPTED TO GREENMAIL BRANTLEY CAPITAL CORPORATION. Although Mr. Goldstein claims to be a "stockholder activist," the Company believes nothing could be further from the truth. Mr. Goldstein's interests are not aligned with the long-term interests of the Company or its stockholders. In fact, Mr. Goldstein has told the Company in writing that he and another large investor, Richard Barone, a portfolio manager at Fifth Third Bancorp (Nasdaq: FITB), were willing to be bought out in a private transaction for a price in excess of $13.00 per share, which at that time would have resulted in a financial windfall only for them. The only stockholder Phil Goldstein looks out for is Phil Goldstein.

        - MR. GOLDSTEIN'S NOMINEES LACK EXPERIENCE WITH BUSINESS DEVELOPMENT COMPANIES. The dissident nominees have gained experience on the boards of closed-end fund companies by clinging to Mr. Goldstein's coattails as he wages expensive and disruptive proxy contests against incumbent boards, often combined with proposals to open-end or liquidate funds.

                                    - more -

        - THE COMPANY'S DIRECTOR NOMINEES, BY CONTRAST, HAVE CONSIDERABLE EXPERIENCE SERVING AS DIRECTORS OF A BUSINESS DEVELOPMENT COMPANY. Messrs. Oliver and Bryan's experience have afforded them the required leadership skills that best serve the needs of all stockholders and not merely those seeking short-term profits from short-sighted strategies.

        - MR. GOLDSTEIN DRAMATICALLY AND SIGNIFICANTLY MISREPRESENTS THE CONSEQUENCES OF LIQUIDATION. Announcing a liquidation of the Company would not maximize value for stockholders. In fact, it would have the opposite effect as buyers would discount their prices as a result of their knowledge that this is a forced sale. Mr. Goldstein has effectively proposed a fire sale of Brantley's investments, which would likely cause the Company to accept far lower proceeds for its investments than it could realize if those investments were held long enough for the Company to exit in an orderly fashion consistent with its long-term investment goal.

        - MR. GOLDSTEIN CONTINUES TO ATTEMPT TO HAMSTRING EVERY EFFORT THE BOARD MAKES TO INCREASE VALUE FOR ALL OF ITS STOCKHOLDERS. Since last year, when he was appointed as a director of Brantley, Mr. Goldstein has failed to demonstrate a willingness to work constructively with the Board. Brantley strongly believes that electing Mr. Goldstein's hand-picked dissident nominees would only serve to exacerbate this difficult situation. The only constant with Mr. Goldstein is his apparent desire to maximize his own personal profit - at the expense of all other Brantley stockholders.

Mr. Pinkas added, "Brantley's management and Board are committed to reducing the discount between the Company's stock price and its net asset value and we are actively pursuing a business plan we are confident will enhance value for all stockholders."

IMPORTANT INFORMATION

On June 27, 2002, Brantley Capital Corporation (Brantley) filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) relating to Brantley's solicitation of proxies from the stockholders of Brantley with respect to the Brantley 2002 Annual Meeting of Stockholders. Brantley will prepare and file with the SEC a definitive proxy statement relating to its solicitation of proxies. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The preliminary proxy statement is, and the definitive proxy statement (when it becomes available) will be, available for free at http://www.sec.gov. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Brantley's shareholders is available in the preliminary proxy statement filed with the SEC on Schedule 14A on June 27, 2002.

                                    - more -

FORWARD-LOOKING STATEMENTS

The information contained in this press release contains forward-looking statements. These forward-looking statements are subject to inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, and these factors are enumerated in the company's periodic filings with the Securities and Exchange Commission.

ABOUT BRANTLEY CAPITAL CORPORATION
Brantley Capital Corporation is a publicly traded business development company primarily providing equity and long-term debt financing to small and medium-sized private companies throughout the United States. The Company's investment objective is to achieve long-term capital appreciation in the value of its investments and to provide current income primarily from interest, dividends and fees paid by its portfolio companies. For further information, please visit the Company's website at http://www.BrantleyCapital.com.

CONTACT:

              Brantley Capital Corporation
              Tab Keplinger
              216-283-4800

              Joele Frank, Wilkinson Brimmer Katcher
              Matthew Sherman
              212-355-4449
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